Exhibit 10.6

EQUITY PLEDGE AGREEMENT

Pledgor:	JIMMY JANG, L.P., a Delaware limited partnership
Obligor:	JUPITER RESEARCH, LLC, an Arizona limited liability company
Date:	January 28, 2024

THIS EQUITY PLEDGE AGREEMENT (this “Agreement”) is executed, on the above date, by the pledgor named above (“Pledgor”), in favor of and delivered to SHENZHEN SMOORE TECHNOLOGY LIMITED (“Secured Party”), with respect to the Secured Obligations (as hereinafter defined), and the obligor named above.

1.Definitions.  Unless otherwise stated, all initially capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Debt and Security Agreement as defined below.  In addition, the following terms, as used in this Agreement, have the following meanings:

“Certificated Security” has the meanings ascribed to such term in Division 8 of the UCC.

“Collateral” means, collectively, (i) the number of shares of outstanding common stock or other equity interests of each Company set forth on Schedule 1, which shares constitute 100% of Pledgor’s ownership interest in each Company and all of the hereafter-acquired shares of common stock or other equity interests of each Company in which Pledgor has an interest at any time while this Agreement is in effect (collectively, the “Shares”); (ii) all of Pledgor’s presently existing and hereafter arising warrants, options or any other rights to purchase each Company’s capital stock or other equity interests and all rights represented thereby (the “Options”); and (iii) the proceeds of each of the foregoing, including any and all dividends, cash, stock, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any of the Shares or Options.

“Companies” means the limited liability companies, corporations, and other entities listed in Schedule 1 (each, a “Company”).

“Debt and Security Agreement” means that certain Debt and Security Agreement of even date herewith by and among Pledgor, the grantors party thereto (collectively, the “Grantors”), and Secured Party, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Event of Default” has the meaning given to such term in Section 11.

“Endorsement” has the meanings ascribed to such term in Division 8 of the UCC.

“Guaranty” means that certain Guaranty of even date herewith by Pledgor and Grantors, as guarantors, in favor of Secured Party.

“Registered Form” has the meanings ascribed to such terms in Division 8 of the UCC.

“Secured Obligations” means the Secured Obligations under the Debt and Security Agreement, the Guaranteed Amounts under the Guaranty (as such term is defined therein), and the obligations of Pledgor hereunder.

“Security” has the meanings ascribed to such terms in Division 8 of the UCC.

“Uncertificated Security” has the meanings ascribed to such terms in Division 8 of the UCC.

“33 Act” means the Securities Act of 1933, as amended and supplemented from time to time, and any successor statute, and any and all rules promulgated in connection therewith.

2.Pledge.  As security for the prompt and complete payment and performance of the Secured Obligations, Pledgor hereby delivers, pledges, and grants to Secured Party, a continuing security interest in all of Pledgor’s now-owned or hereafter-acquired right, title, and interest in and to the Collateral.  All certificates or instruments representing or evidencing the Collateral shall be delivered promptly to and held by Secured Party pursuant hereto and shall be in suitable form for transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party.

3.Control of Collateral.  Pledgor shall promptly deliver to Secured Party any and all Certificated Securities comprising all or any portion of the Collateral for Secured Party to hold pursuant to the terms hereof, and if such Certificated Securities are in Registered Form, such Certificated Securities shall be endorsed in blank by an effective undated Endorsement, in form and substance reasonably satisfactory to Secured Party.  In the event that all or any portion of the Collateral consists of Uncertificated Securities, Pledgor shall cause the applicable Company to enter into a control agreement in favor of Secured Party in form and substance acceptable to Secured Party with respect to such Uncertificated Securities.

4.Further Assurances.  At any time and from time to time Pledgor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Secured Party to ensure the attachment, perfection and priority of, and ability of Secured Party to enforce its security interest in, the Collateral, and protect Secured Party’s rights and remedies hereunder.  Should Pledgor fail to execute or deliver any such further instruments or take such further action, Pledgor acknowledges that Secured Party may execute and deliver the same and perform such acts in the name of Pledgor and on its behalf as its attorney-in-fact in accordance with Section 12.3.

5.Secured Party’s Duties.  Secured Party shall not have any duties with respect to the Collateral other than the duty to use reasonable care if the Collateral is in its possession.  In accordance with Section 9-207 of the UCC, Secured Party shall be deemed to have used reasonable care if it observes substantially the same standard of care with respect to the custody or preservation of the Collateral as it observes with respect to similar assets owned by Secured Party.  Without limiting the generality of the foregoing, Secured Party shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline in value, or to exercise any rights represented thereby (including rights with respect to calls, conversions, exchanges, maturities, or tenders); provided, however, that Secured Party may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the account of Pledgor.

6.Voting Rights; Dividends; Etc.

6.1.During the term of this Agreement, and as long as no Event of Default is continuing:

(a)Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Shares or any part thereof, whether as Shareholder, member or manager; provided, however, no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with the terms of this Agreement, the Debt and Security Agreement or any other instrument or agreement referred to therein or herein, or which could have the effect of impairing the value of the Collateral or any part thereof or the position or interest of Secured Party therein.

(b)Pledgor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Shares not otherwise prohibited by the Debt and Security Agreement; provided, however, that with respect to any and all stock dividends, and any and all returns of capital or other distributions made in shares of capital stock or warrants, options or other rights in respect thereof, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any issuer thereof or received in exchange for the Shares or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any issuer may be a party or otherwise, shall be and become part of the Collateral pledged hereunder and, if received by Pledgor, Pledgor shall take such actions, including the actions described in Section 2, as Secured Party may reasonably require to ensure the attachment, perfection and priority of, and ability of Secured Party to enforce its security interest in, the Collateral, and protect Secured Party’s rights and remedies hereunder.

6.2.Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.1(a) and to receive the dividends and distributions that it would otherwise be authorized to receive and retain pursuant to Section 6.1(b) shall, at Secured Party’s option, cease, and all such rights shall, at Secured Party’s option, thereupon become vested in Secured Party, and Secured Party shall, at its option, thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments. Any payments received by Pledgor contrary to the provisions of this Section 6.2 shall be held in trust by Pledgor for the benefit of Secured Party, shall be segregated from other funds of Pledgor, and shall be promptly paid over to Secured Party, with any necessary endorsement.

7.Representations, Warranties, and Covenants.  In order to induce Secured Party to enter into the Debt and Security Agreement, Pledgor hereby warrants, represents, and covenants that as of the date hereof:

7.1.Subject to the Permitted Liens, there are no restrictions upon the transfer of any of the Collateral to or by Secured Party and Pledgor is the sole beneficial owner of the Collateral and has the right to pledge and grant a security interest in or otherwise transfer such Collateral free of any encumbrances or rights of third Persons.

7.2.Except as otherwise permitted under the Debt and Security Agreement, (a) all of the Collateral is and shall remain free from all liens except as created hereby and (b) Pledgor shall not, without Secured Party’s prior written consent, sell or otherwise dispose of any of the Collateral.

7.3.The execution and delivery of this Agreement and the delivery to Secured Party of the Shares creates a valid, perfected and first-priority security interest in the Collateral in favor of Secured Party, subject only to the Permitted Liens, and all actions necessary or desirable to such perfection have been duly taken.

7.4.No authorization or other action by, and no notice to or filing with, any governmental authority is required: (a) for the grant by Pledgor of the security interest granted hereby and the perfection of Secured Party’s security interest in the Collateral, or for the execution, delivery, or performance of this Agreement by Pledgor; (b) for the exercise by Secured Party of its rights and remedies hereunder except as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally; or (c) for the exercise by Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement except as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally.

7.5.The pledge of the Collateral pursuant to this Agreement does not violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

7.6.Each Company presently has issued and outstanding the number and type of Shares indicated in Schedule 1 and they constitute all of the capital stock or equity of each Company owned by Pledgor.

7.7.There are no presently existing Options and all of the outstanding Shares have been duly and validly issued by the Companies, and they are fully paid and nonassessable.

7.8.Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers, and voting rights), and Pledgor agrees that Secured Party shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

7.9.It shall prevent each Company from issuing any additional Collateral except for the issuance of Shares as may be necessary to replace the existing Collateral.

8.Share Adjustments.  In the event that during the term of this Agreement any reclassification, readjustment, or other change is declared or made in the capital structure of any Company, all new substituted and additional shares or other securities, issued or issuable to Pledgor by reason of any such change or exercise shall be subject to the security interest created hereby and be delivered to and held by Secured Party under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

9.Options.  In the event that during the term of this Agreement Options shall be issued or exercised in connection with the Collateral, such Options acquired by Pledgor shall be immediately assigned by Pledgor to Secured Party and all new shares or other securities so acquired by Pledgor shall be subject to the security interest created hereby and be promptly assigned to Secured Party to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

10.Consent.  Pledgor hereby consents that, from time to time, before or after the occurrence or existence of any Event of Default with or without notice to or assent from Pledgor, any other security at any time held by or available to Secured Party for any of the Secured Obligations or any other security at any time held by or available to Secured Party of any other Person secondarily or otherwise liable for any of the Secured Obligations, may be exchanged, surrendered, or released and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived, or released, in whole or in part, as Secured Party may see fit.  Pledgor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver, or inaction, or extension of further credit.

11.Events of Default.  The occurrence of an Event of Default under the Debt and Security Agreement or any breach by Pledgor under this Agreement shall constitute an event of default (“Event of Default”) hereunder.

12.Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have, in addition to any other rights given by law or in this Agreement, in the Debt and Security Agreement, or in any other agreement between Secured Party and Pledgor, all of the rights and remedies with respect to the Collateral of a secured party under the UCC, and also shall have, without limitation, the following rights, which Pledgor hereby agrees to be commercially reasonable:

12.1.to receive all amounts payable in respect of the Collateral to Pledgor under Section 6.1(b) hereof;

12.2.to register all or any part of the Collateral on the books of the Companies in Secured Party’s name or the name of its nominee or nominees;

12.3.to vote all or any part of the Shares (whether or not transferred into the name of the Secured Party) in accordance with Section 6.2 hereof, and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof; PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR, COUPLED WITH AN INTEREST, WITH FULL POWER OF SUBSTITUTION FOR ANY AND ALL OF SUCH PURPOSES;  WHICH PROXY AND POWER OF ATTORNEY SHALL CONTINUE IN FULL FORCE AND EFFECT AND TERMINATE UPON THE EARLIER TO OCCUR OF (a) UPON THE PAYMENT IN FULL OF THE OBLIGATIONS, AND (b) TEN (10) YEARS FROM THE DATE HEREOF;

12.4.at any time or from time to time, to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Secured Party in its absolute discretion may determine; provided, that at least ten (10) days’ notice of the time and place of any such sale shall be given to Pledgor.  Secured Party shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has therefor been given.  Pledgor hereby waives any other requirement of notice, demand, or advertisement for sale, to the extent permitted by law.  Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise.  At any such sale, unless prohibited by applicable law, Secured Party may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Secured Party shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall Secured Party be under any obligation to take any action whatsoever with regard thereto;

12.5.to buy the Collateral, in its own name, or in the name of a designee or nominee,  and to execute any document or form, in its name or in the name of the Pledgor, that may be necessary or desirable in connection with such sale of the Collateral;

12.6.to sell all or any part of the Collateral by a private placement, restricting bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution.  In so doing, Secured Party may solicit offers to buy the Collateral, or any part of it for cash, from a limited number of investors deemed by Secured Party, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral.  If Secured Party shall solicit such offers from not less than four (4) such investors, then the acceptance by Secured Party of the highest offer obtained therefor shall be deemed to be a commercial reasonable method of disposition of such Collateral, even though the sales price established and/or obtained may be substantially less than the price that would be obtained pursuant to a public offering.  Notwithstanding the foregoing, should Secured Party determine that, prior to any public offering of any securities contained in the Collateral, such securities should be registered under the ‘33 Act and/or registered or qualified under any other federal or state law, and that such registration and/or qualification is not practical, Pledgor agrees that it will be commercially reasonable if a private sale is arranged so as to avoid a public offering even if offers are solicited from fewer than four (4) investors, and even though the sales price established and/or obtained may be substantially less than the price that would be obtained pursuant to a public offering.

13.Reserved.

14.General Provisions.

14.1.Cumulative Remedies; No Prior Recourse to Collateral.  The enumeration herein of Secured Party’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Secured Party may have under the Debt and Security Agreement, the Security Documents, the UCC, or other applicable law.  Secured Party shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order.  The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

14.2.No Implied Waivers.  No act, failure, or delay by Secured Party shall constitute a waiver of any of its rights and remedies.  No single or partial waiver by Secured Party of any provision of this Agreement, the Debt and Security Agreement, or any other Security Document, or of a breach or default hereunder or thereunder, or of any right or remedy which the Secured Party may have, shall operate as a waiver of any other provision, breach, default, right, or remedy or of the same provision, breach, default, right, or remedy on a future occasion.  No waiver by Secured Party shall affect its rights to require strict performance of this Agreement.

14.3.Notices.  All notices or demands by any party hereto to the other party and relating to this Agreement shall be sent in accordance with Section 17 of the Debt and Security Agreement or Section 6.4 of the Guaranty, as applicable.

14.4.Successors and Assigns.  This Agreement shall bind the successors and assigns of Pledgor, and shall inure to the benefit of the successors and assigns of Secured Party; provided, however, that Pledgor may not assign this Agreement nor delegate any of its duties hereunder without Secured Party’s prior written consent and any prohibited assignment shall be absolutely void.  Secured Party may assign this Agreement and its rights and duties hereunder in accordance with Section 19 of the Debt and Security Agreement and no consent or approval by Pledgor is required in connection with any such assignment.  Secured Party reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Secured Party’s rights and benefits hereunder in accordance with Section 19 of the Debt and Security Agreement.  In connection with any such assignment or participation, Secured Party may disclose all documents and information which Secured Party now or hereafter may have relating to Pledgor or Pledgor’s business to any prospective or actual transferee.

14.5.Schedules. All schedules attached hereto shall be deemed incorporated by reference.

14.6.No Presumption Against Any Party. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Pledgor or Secured Party, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

14.7.Section Headings. Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

14.8.Severability of Provisions. If any provision of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Agreement.

14.9.Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between Pledgor and Secured Party pertaining to the subject matter contained herein.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

14.10.Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

14.11.Termination By Secured Party. After termination of the Debt and Security Agreement and Guaranty and when Secured Party has received payment, in full, of the Secured Obligations or Guaranteed Amounts (as defined in eth Guaranty), as applicable, Secured Party shall execute and deliver to Pledgor a termination of all of the security interests granted by Pledgor hereunder and, to the extent they have been delivered to Secured Party and not disposed of in accordance with this Agreement, certificates evidencing the Shares.

15.CHOICE OF LAW. THIS AGREEMENT, THE DEBT AND SECURITY AGREEMENT, AND THE SECURITY DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

16.Forum; Judicial Reference. Sections 21 and 22 of the Debt and Security Agreement are hereby incorporated by reference, in their entirety.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

JIMMY JANG, L.P.,

a Delaware limited partnership

By: Jimmy Jang Holdings Inc., its general partner

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	Chief Executive Officer

Schedule 1 to Equity Pledge Agreement